                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with each Schedule, Exhibit, Rider and amendment hereto, this "Agreement") is made as of the 14th day of July 2000, by and between CRITICAL CAPITAL GROWTH FUND, L.P., a Delaware limited partnership ("Lender") with an office at 90 Park Avenue - 39th Floor, New York, New York 10016 ("Lender's Office") and FOCUS AFFILIATES, INC., a Delaware corporation with its principal place of business at 401 East Corporate Drive, Suite 220, Lewisville, TX 75057 ("Focus" and any newly formed or acquired direct or indirect subsidiaries of Focus on or after the date hereof (including without limitation, Intellicell Merger Sub, Inc. ("Mergersub") are collectively referred to herein as "Borrower"), with reference to the following:

         WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement dated as of October 29, 1999 pursuant to which a senior subordinated secured loan of $1,000,000 was extended to Borrower ("Original Loan");

         WHEREAS, Borrower has requested, and Lender has consented, to increase the Original Loan by an amount of $750,000 so that the total amount of the Loan shall be $1,750,000, all on the terms and conditions set forth herein;

         WHEREAS, Borrower acknowledges that the new value being extended to the Borrower as represented by the increased principal amount of the Loan will provide real value to the Company by enabling it to further its business plans;

         WHEREAS, Borrower hereby acknowledges that Lender is Borrower's sole Senior Lender as of the date hereof;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, Lender and Borrower agree as follows:

1.       DEFINITIONS.


         1.1 Rules of Construction. Unless otherwise noted, references to Sections, Exhibits, Schedules, and Riders refer to Sections, Exhibits, Schedules, and Riders hereof. "Hereof," "herein," "hereunder," and similar words refer to this Agreement in its entirety. "Or" is not necessarily exclusive. Terms used and not otherwise defined herein, including "Documents", "Financing Statements" and "Instruments", are defined in the Uniform Commercial Code (the "Code"), except for "Affiliate", which has the meaning given in Rule 144 promulgated under the Securities Act of 1933, as amended. All accounting terms and computations, such as "Capital Expenditures", are construed in accordance with generally accepted accounting principles consistently applied ("GAAP").


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         "Account" means any right to the payment of money in which Borrower has any interest, whether due or to become due, arising out of the sale or lease of goods or the rendering of services, whether or not earned by performance, including, but not limited to, all accounts as that term is defined in the Code, accounts receivable, contract rights, rights to payment or performance, chattel paper, franchisee fees, royalties, Instruments, Documents and notes.

         "Account Debtor" means the person or entity obligated to Borrower on an Account or a General Intangible.

         "Advance" means a loan from Lender advanced to Borrower.

         "Bank Accounts" means any accounts that Company maintains with financial institutions.

         "Charges" means federal, state, county, city, municipal, or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Liabilities, Borrower's employees, payroll, income or gross receipts, Borrower's ownership or use of any of its assets, or any other aspect of Borrower's business.

         "Default" means an event that, with the passage of time, the giving of notice, or both, would become an Event of Default.

         "Disclosed Addresses" means those locations and addresses disclosed on Exhibit D, Schedule of Business Locations.

         "Equipment" means all equipment, as that term is defined in the Code, all machinery, furniture, furnishings, motor vehicles, office equipment, and fixtures, and goods used or bought for use in Borrower's business and all attachments, accessions, additions, replacements and substitutions thereto or therefor.

         "General Intangibles" means all general intangibles, as that term is defined in the Code, all choses in action, causes of action, intangible personal property, corporate or other business records, Intellectual Property, goodwill, purchase orders, computer programs, tax refunds, all rights under contracts of insurance covering any of the Collateral, copyrights, registrations, licenses, including, without limitation, the property set forth on Exhibit H, franchises, customer lists, tax refund claims, and the guaranty claims, security interests or other property held by or granted to Borrower to secure payment of any obligation of any obligor of Borrower.

         "Hazardous Materials" means substances, materials or waste the generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority or laws, as a "hazardous waste," "hazardous material," or "hazardous substance," and including, without limitation, those designated as a "hazardous substance" under Section 311 or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Secs. 1321,
1317), defined as a "hazardous waste" under Section 1004 of the Resource Conservation and Recovery Act, (42 U.S.C. Sec. 6903) or defined as a "hazardous substance" under Section 101 of the Comprehensive



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Environmental Response, Compensation, and Liability Act, (42 U.S.C. Sec. 9601),
and petroleum products and byproducts.

         "Indebtedness" means all liabilities, obligations and present and future indebtedness of Borrower of every kind and nature, including, without limitation, the Liabilities, and all obligations payable from Borrower to any person or entity, regardless of how evidenced, incurred, acquired or owing, whether direct, contingent, fixed, or otherwise. Without limiting the generality of the foregoing, Indebtedness includes: (a) all obligations or liabilities of any person or entity secured by any lien, claim, encumbrance, or security interest upon Borrower's property whether or not Borrower has assumed or become liable for the payment thereof; (b) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by Borrower; and (c) all Charges, including obligations to pay taxes that are due but not yet payable.

         "Intellectual Property" includes, but is not limited to, all trade secrets, formulae, computer software, service marks, trademarks, inventions, designs, patents, service marks, trade names, trade styles, copyrights, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in process for technical manufacturing, packaging, labeling and promotion, in which Borrower has any right or interest whether by ownership, license, contract or otherwise.

         "Inventory" means all inventory, as that term is defined in the Code, goods, and merchandise, wheresoever located and whether or not in transit, whether or not covered by a Document, whether held for sale or lease, or furnished under any contract of service, raw materials, work in process, supplies or materials used or consumed in Borrower's business, and all property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit.

         "Liabilities" means all liabilities, obligations and indebtedness of any and every kind and nature of Borrower to Lender, including, without limitation, the Loan and all present and future disbursements and all other amounts outstanding under the Loan Documents, all interest, charges, fees, expenses, attorneys' fees and other sums chargeable to Borrower by Lender to or for the benefit of Borrower, whether or not arising hereunder, whether arising under any of the Loan Documents or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, and including obligations of performance.

         "Loan Documents" means this Agreement and all agreements, notes, guaranties, mortgages, deeds of trusts, stock pledges, chattel mortgages, pledges, powers of attorney, consents, assignments, notices, security agreements, financing statements, subordination agreements, instruments, documents, warrant agreements, warrant certificates and any written matter necessary or requested by Lender to carry out this Agreement and the transactions contemplated hereunder or to perfect or protect Lender's security interest in the Collateral, now or hereafter executed by or on behalf of Borrower or delivered to Lender.


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         "Material Adverse Change" means any material adverse change in the financial performance or condition, business or operations of Borrower, including, without limitation, any material deterioration or adverse change in financial ratios, contingent liabilities or realizable value of assets, change caused by or resulting from any governmental or private action, intervention, litigation, arbitration or regulatory proceeding or any significant change in technology, markets or labor force, which, in Lender's reasonable opinion, is likely materially to impair (i) Borrower's ability to perform its obligations under the Loan Documents, (ii) Lender's interest in, or ability to inspect, remove, sell or otherwise dispose of any Collateral, (iii) the value of the Collateral or Lender's security interest therein or the priority thereof, or
(iv) Lender's rights and remedies hereunder. Each determination of whether a Material Adverse Change has occurred will be made in good faith by Lender and take into account all relevant facts and circumstances existing as of that date.

         "Special Collateral" means Collateral evidenced by chattel paper, Instruments, or Documents, including, without limitation, franchise agreements, royalty agreements, promissory notes, documents of title, and warehouse receipts.

         "Subordinated Debt" means indebtedness, liabilities and obligations of Focus for money borrowed from Subordinated Lender pursuant to a promissory note dated October 29, 1999 in the principal amount of $1,374,999.99.

         "Subordinated Lender" means American National Bank & Trust Company of Chicago and any assignors or successors in interest to the Subordinated Debt.

         "Tangible Net Worth" means total assets (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all liabilities (including accrued and deferred income taxes and subordinated liabilities).

         "Use of Proceeds Schedule" means that certain schedule annexed hereto as Schedule 2.2 detailing the manner in which the proceeds from this Loan may be applied.

2.       LOAN: GENERAL TERMS.

         2.1 Loan. Pursuant to the terms of a amended and restated senior secured note in the form of Exhibit B (the "Note"), Lender makes a loan to Borrower in the principal amount of $1,750,000 (the "Loan"). The Loan shall be made on a "demand" basis, subject to prepayment or acceleration pursuant to the terms set forth herein or in the Note.

         2.2 Loan Purpose. Borrower will use the Loan for the business purposes set forth in the Use of Proceeds Schedule and as approved by Lender.

         2.3 One Loan. The Liabilities constitute one loan and all indebtedness and obligations of Borrower to Lender under the Loan Documents constitute one general obligation, part of the Liabilities and secured by Lender's lien and security interest in all of the Collateral (as hereinafter defined) and, to the extent permitted by law, by all other security interests, liens,


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claims and encumbrances now or hereafter granted by Borrower or any person or entity to Lender.

         2.4 Interest Rate. Borrower will pay interest on the unpaid balance of the Liabilities in accordance with the terms of the Note, calculated daily on the basis of actual calendar days outstanding and a 360 day year at a per annum rate equal to eighteen percent (18%).

         2.5 Indemnity. Borrower will indemnify and hold Lender and Lender's officers, directors, employees, attorneys and agents (each an "Indemnified Person") harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorney's fees, expenses and costs of investigation or defense) which an Indemnified Person may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any of the Loan Documents, any of the Liabilities or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or the Liabilities (except any such amounts sustained or incurred as a result of the gross negligence or willful misconduct of the Indemnified Persons). The foregoing indemnification shall also cover Borrower's purchase, transport, storing, use or disposing of Hazardous Materials. Borrower acknowledges that (i) Lender is not now, and has not ever been, in control of Borrower's affairs, (ii) Lender does not have the capacity to influence Borrower's conduct with respect to the ownership, operation or management of Borrower or any of its businesses, facilities or its handling or disposal of Hazardous Materials (other than to require compliance with applicable law) and (iii) each of Focus and its subsidiaries together constitute a common enterprise.

         2.6 Closing Charges. Borrower is reimbursing Lender on the date hereof for all reasonable costs and expenses incurred in connection with the transactions contemplated hereby including, without limitation, legal fees and costs, due diligence expenditures and other out-of pocket expenses.

         2.7 Warrants. Focus shall issue to Lender on the date hereof for due and adequate consideration as set forth therein warrants to purchase 514,348 shares of its common stock, par value $.01 per share ("Common Stock"), exercisable for a period of five years from the date hereof, evidenced by, and subject to the terms and conditions set forth in, the Warrant Agreement attached hereto as Exhibit I. Lender acknowledges receipt of a copy of Focus' Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

3.       LOANS AND REPAYMENTS.

         3.1 Evidence of Liabilities. Principal, interest and all other sums constituting Liabilities due Lender hereunder will be evidenced by entries in Lender's records. Each payment on and any other credits with respect to principal, interest and all other sums due hereunder will be evidenced by entries to records maintained by Lender.

         3.2 Payments. All payments to Lender will be payable at Lender's New York City Office or at such other place or places as Lender may designate from time to time Borrower


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understands and agrees that interest and service charges not paid when due will, at Lender's sole option, and to the extent not prohibited by applicable law, be added to principal of the Loan and will bear interest at the rate applicable to principal. Unless otherwise specified herein, the Liabilities are due and payable on the required due date, without any notice from Lender.

         3.3 Receipt of Payment. All payments by or for the account of Borrower which are delivered to Lender, and of which Lender has been notified, before 2:30 p.m. (Eastern Time) on account of the Liabilities will be applied one business day after receipt by Lender of said notification, provided that no third-party instruments received by Lender will constitute payment to Lender until such has actually been collected and credited to Lender's account. Notwithstanding the foregoing, payments by or for the account of Borrower which are delivered to Lender in the form of immediately available funds, including federal wire transfers, and of which Lender has been notified, before 2:30 p.m. (Eastern Time) on account of the Liabilities will be applied that same day of receipt by Lender of the payment. Borrower hereby authorizes Lender as its attorney-in-fact to debit electronically Borrower's specific bank accounts identified on Schedule 3.3 hereto for payments due to Lender hereunder.

         3.4 Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any payments and collections hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender will have the continuing exclusive right to apply and reapply all such payments and collections received against the Liabilities, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

         4.       COLLATERAL.

                  4.1 Security Interest. To secure the prompt payment and performance to Lender of the Liabilities, Borrower hereby grants to Lender a lien and continuing security interest in and to all of the Borrower's property and interests in property, whether tangible or intangible, now owned or in existence or hereafter acquired or arising and wherever located, including Borrower's interest in all of the following, whether or not eligible for lending purposes (collectively, the "Collateral"): all Accounts, Instruments, Documents, Equipment, Inventory, General Intangibles, cash, money, investment accounts, Bank Accounts, all property in which Lender receives possession or which is described on any UCC-1 Financing Statement now or hereafter executed by Borrower, including, without limitation the collateral set forth in
         Schedule 4.1 hereto, all accessions to, substitutions for and all replacements for any of the foregoing, all products and proceeds of the foregoing, including proceeds of insurance policies and proceeds of proceeds; and all books and records (including, without limitation, customer lists, credit files, computer programs, and printouts) pertaining to any of the foregoing; provided, however, that Collateral will not include any property now or hereafter designated in writing by Lender as Hazardous Materials not to be included as Collateral. The security interest granted to Lender hereunder is the senior most obligation of Borrower.

         4.2 Further Assurances. At any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, in

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form and substance acceptable to Lender, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect and protect any security interest granted, intended or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to preserve and protect Lender's interest in or the value of the Collateral, and pay the costs of any recording or filing of the same, and Lender may do anything which it in its discretion deems reasonably necessary to perfect and protect its interest in the Collateral. Without limiting the generality of the foregoing, Borrower will make appropriate entries upon its financial statements and its books and records disclosing Lender's security interest in the Collateral. Borrower authorizes Lender to notify any parties of the existence and terms of Lender's security interest in the Collateral. During the term of the Loan and at any time in which any Liabilities remain unpaid or unsatisfied, Borrower is required to segregate all collections and proceeds of the Collateral so that they are capable of identification and to deliver daily such collections and proceeds to Lender in kind; and Borrower shall obtain Lender's prior written consent with respect to any sale, lease, agreement to sell or lease, or other disposition of any Inventory or other tangible or intangible assets; provided, however, that an individual or a series of related sales of Inventory not exceeding $100,000 in the aggregate or a liquidation sale conducted on behalf of the Borrower by a liquidation specialist previously approved by Lender shall only require one business day prior notice to Lender.

         4.3  Power of Attorney. Borrower hereby irrevocably appoints
Lender as Borrower's attorney-in-fact and authorizes Lender, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, to exercise at any time in Lender's discretion all or any of the following powers, at Borrower's sole expense, which powers of attorney, being coupled with an interest, are irrevocable throughout the term hereof: (i) to take any action or to execute any instrument to accomplish the purposes hereof and to sign Borrower's name upon documents to be executed, recorded, or filed to perfect or continue perfected Lender's security interest in the Collateral, including, without limitation, to receive, indorse and collect all instruments made payable to Borrower and to give full discharge for the same and sign the name of Borrower on any financing statement, or amendment thereto, describing any Collateral and to file and record the same; (ii) to settle any claim or other matter with respect to any insurance concerning the Collateral, and to obtain at Borrower's expense and adjust insurance required to be paid hereunder; and (iii) to file any claim, action, or proceeding deemed advisable with respect to any of the Collateral and Lender may execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interests in the Collateral, or to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such financing statements and continuation financing statements, and amendments thereto, as Lender shall deem necessary or appropriate).

         4.4 Special Collateral. Immediately upon Borrower's receipt of any Special Collateral, Borrower will deliver the original thereof to Lender, together with appropriate endorsements or other specific evidence of assignment in the form and substance satisfactory to Lender.

         4.5 Inspection. Lender will have the right, at any time and at any place, to inspect the Collateral and all records related thereto, and to discuss Borrower's affairs and finances with any person and to verify and audit the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.



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         4.6  Term of Security Interest. This Agreement and the rights granted to Lender herein will continue in full force and effect until the final and indefeasible payment and performance in full of all Liabilities. Upon such termination, Lender will, at Borrower's expense, execute and deliver to Borrower such documents as Borrower reasonably requests to evidence such termination.

         4.7 Security Interest Absolute. All rights of Lender and the security interest granted hereby, and all obligations of Borrower hereunder, are absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document; (b) any amendment to, or waiver of, or any consent to any departure from, any Loan Document; (c) any exchange, release or non-perfection of any interest in, collateral for, or property subject to any Loan Document, or any release under, amendment to, or waiver of, or consent to departure from, any guaranty for all or any Loan Document; (d) Borrower's bankruptcy, insolvency, reorganization, or liquidation; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or a third-party pledgor against Lender. Lender may release, surrender or substitute any Collateral, property or other security; or accept any type of further Collateral or security, without in any way affecting the Liabilities.

         4.8 Reinstatement. This Agreement will remain in full force and effect and continue to be effective should (a) any petition be filed by or against Borrower for bankruptcy, liquidation or reorganization, (b) Borrower become insolvent or make an assignment for the benefit of creditors or (c) a receiver or trustee be appointed for all or any significant part of Borrower's assets. This Agreement and the Liabilities will continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to any applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Liabilities, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made.

         4.9 Lender's Duties and Standard of Care. Lender will have no responsibility for taking any steps to preserve rights against any parties with respect to any Collateral. Lender's powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its owners, officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special or consequential damages.

5.       COLLATERAL: ACCOUNTS AND BANK ACCOUNTS.

         5.1 Verification of Accounts and Bank Accounts. Lender has the right, in Lender's or Borrower's name, to verify the validity, amount or any other matter relating to any Accounts or Bank Accounts with any party at any time.

         5.2 Assignments, Records and Schedules of Accounts. Borrower will keep accurate and complete records of its Accounts and, upon demand, deliver copies of customer statements,






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addresses, originals of all documents, payment histories and present status reports, and such other matters and information relating to the Accounts as Lender will reasonably request and at such time as such information is delivered to the Senior Lender and will furnish Lender upon request a current Schedule of Accounts ("Schedule of Accounts").

         5.3 Notice Regarding Disputed Accounts. In the event any Account over $5,000 is a subject of dispute between the Account Debtor and Borrower, Borrower will provide Lender with written notice explaining in detail the dispute, all claims related thereto and the amount in controversy.

         5.4 Monitoring of Bank Accounts. Borrower has established a facility for Lender to independently obtain electronic daily balance and transaction reporting for each of Borrowers' Bank Accounts to the extent such financial institutions can facilitate same, including, but not limited to its "lockbox" and "blocked" accounts at Subordinated Lender.

6.       COLLATERAL: INVENTORY.

         6.1 Sale of Inventory. Given the continuation of multiple Events of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness), provided that all proceeds from sales of Inventory are promptly paid to Lender until such time as all Liabilities are paid.

         6.2 Records and Schedules of Inventory. Borrower will keep correct and accurate records with respect to the Inventory and will promptly furnish Lender upon request a current Schedule of Inventory ("Schedule of Inventory"), evidencing the results of a physical inventory which will be conducted at such times as is customary in the industry in which the Borrower is engaged (but in any event promptly upon request of the Lender) and supported by copies of its inventory records, providing Lender with such information and, upon demand, all documents, including, without limitation, invoices relating to Borrower's purchase of goods so listed on said Schedule.

         6.3 Consignment of Inventory. No consignments of any Inventory can be made without the prior written consent of Lender.

7.       COLLATERAL: EQUIPMENT.

         7.1 Schedule of Equipment. Borrower is providing a complete current listing, attached as Exhibit E, of all equipment ("Schedule of Equipment") owned or leased by Borrower, including the location of such equipment, cost and current book values.

         7.2 Maintenance. Borrower will keep and maintain the Equipment in good operating condition and repair and make all necessary replacements so that the value and operating efficiency will at all times be maintained and preserved, and will promptly inform Lender of any additions to, deletions from or relocation of, the Schedule of Equipment. Borrower will use Equipment only for its intended purpose. Borrower will not permit any Equipment to become a fixture to real estate or an accession to other personal property.



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

         7.3 Evidence of Ownership of Equipment. Borrower, immediately on demand by Lender, will deliver to Lender any and all evidence of ownership of the Equipment including, without limitation, certificates of title. Borrower will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof.

         7.4 Location of Equipment. Borrower shall not move any Equipment without the prior written consent of Lender.

8.       CONDITIONS PRECEDENT.

         8.1 Conditions to Advance. Lender's obligation to extend credit hereunder is subject to Lender's receipt of each and all of the following, in form and substance satisfactory to Lender, before the Advance is made: (a) the execution, delivery and performance by Borrower of this and any instrument or agreement required hereunder, as appropriate; (b) such corporate and organizational charters, articles, resolutions, certificates and agreements as Lender may require, including, without limitation, Borrower's certificate or articles of incorporation, certificates of incumbency, certificates of good standing and qualification to transact business and resolutions of Borrower's Board of Directors authorizing the transactions contemplated hereby, financial statements (balance sheets, income statement and cash flow statements) of Focus through June 30, 2000 certified by its Chief Executive Officer and Chief Financial Officer; (c) a written opinion of counsel for Borrower (which counsel must be satisfactory to Lender) with respect to such legal matters relating hereto as Lender may reasonably request; (d) the execution and delivery of such financing statements, fixture filings, deeds of trust, assignments, notices, title insurance, and such other documentation as Lender may request to perfect Lender's security interest in the Collateral; (e) all Collateral in which Lender wishes to have a possessory security interest; (f) evidence that the security interests or liens in favor of Lender are valid, enforceable, and prior to the rights and interests of all others; (g) written evidence satisfactory to Lender, that Borrower has begun the process of assembling all tangible Collateral at a location satisfactory to Lender; (h) written evidence satisfactory to Lender, that Borrower has begun the process of marking and identifying all tangible Collateral to identify Lender's primary senior security interest in such Collateral; (i) written evidence satisfactory to Lender, of the payment of all unpaid insurance premiums for policies that insure Collateral; (j) written evidence satisfactory to Lender confirming the payment, no later than the day of Closing, of all taxes owed and to be owed by Borrower through and inclusive August 15, 2000, including, without limitation, payroll and sales taxes; (k) Borrower's provision to Lender of written evidence satisfactory to Lender, of original certificates and other documents evidencing ownership of all intangible Collateral, and all consents and other documents required for the negotiation or sale of such intangible Collateral; (l) written reaffirmation of that certain Subordination and Intercreditor Agreement between Lender and Subordinated Lender; (m) evidence that Borrower has obtained any insurance coverage required hereunder; (n) execution and delivery of certain conditional personal guarantees of Michael Hedge and Mark Fruehan in form and substance acceptable to Lender,
(o) verified compliance by Borrower with all covenants and conditions herein respecting Collateral and (p) such additional conditions precedent as may be determined by Lender in its sole and absolute discretion as required based upon its due diligence review.

9.       REPRESENTATIONS AND WARRANTIES.

         9.1 General Representations and Warranties. Borrower warrants and represents jointly and severally as to each entity of which it is comprised (unless specifically provided otherwise) that:

                  9.1.1 Focus is a corporation duly organized and existing and in good standing under the laws of its state of incorporation and is qualified or licensed to do business in all jurisdictions in which it conducts its business. There is no jurisdiction in which the conduct of Focus`s business or ownership or leasing of its properties requires it to be qualified to do business as a foreign corporation, except as set forth in Schedule 9.1.1 and where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of Focus. There currently exists as of the date hereof no subsidiaries of Focus and Focus owns no equity interest in another entity other than as set forth in Schedule 9.1.1. The capital stock of each subsidiary set forth in
Schedule 9.1.1 is wholly owned by Focus free and clear of all liens, pledges or encumbrances of any nature whatsoever. Focus has not used any corporate or fictitious name except as disclosed on Exhibit F hereto nor will Focus adopt or use any such name, or change its name.

                  9.1.2 The Loan Documents and the Warrants (as hereinafter defined), and each other instrument, certificate, document and agreement to be executed and delivered in connection with the consummation of the transactions contemplated hereby have been duly executed and delivered by Focus and Mergersub and the execution, delivery and performance by Focus and Mergersub of the Loan Documents have been duly authorized by all requisite corporate action of Focus and Mergersub; and each constitutes, or will constitute, the legal, valid and binding obligation of Focus and Mergersub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally.

                  9.1.3 The audited balance sheet of Focus as of December 31, 1999, and the related consolidated statements of operations, stockholders equity and cash flows of Focus for the year ended December 31, 1999 certified by Arthur Andersen and the unaudited balance sheet of Focus as of March 31, 2000 ("Focus Balance Sheet"), and the related unaudited statements of operations, stockholders equity and statements of cash flow (collectively the "Focus Financial Statements") have been delivered to Lender prior to the date hereof and are set forth in Exhibit A annexed hereto. Except as may be otherwise indicated therein, the Focus Financial Statements have been prepared in conformity with GAAP consistently applied and present fairly the financial position and results of operations of Focus as of the dates and for the periods indicated. Focus has no outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or threatened, except as set forth in the above referenced financial statements, or referred to in any of the notes thereto.

                  9.1.4 The issued and outstanding capital stock of Focus is as set forth in the SEC Reports (as hereinafter defined). Except as set forth in the SEC Reports, no shareholder owns in excess of 5% of the capital stock of Focus. There are no outstanding rights to purchase or receive, or options, or warrants, puts, calls, contracts, commitments or demands of any character relating to, Focus's authorized or issued capital stock or which could require the issuance of capital stock by Focus except as set forth in Schedule 9.1.4 hereto. There are no voting trusts or other agreements or understandings to which Focus or any of the principal shareholders of Focus is a party with respect to the capital stock of Focus except as set forth in Schedule 9.1.4.

                  9.1.5 The execution, delivery and performance by Focus and Mergersub hereof will not constitute a breach or violation of any applicable law, agreement, instrument, statute, regulation, ordinance, or document by which Focus or Mergersub is bound. The execution, delivery and performance of this Agreement and the Loan Documents, and the consummation of the transactions contemplated herein, will not result in any such violation or be in conflict with, or constitute a default or allow acceleration of performance under any of the foregoing or under any agreement or instrument to which Focus or Mergersub is a party, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Focus or Mergersub, except as contemplated hereby.
Schedule 9.1.5 sets forth a list with a brief description of all written or oral contracts, agreements, arrangements or understandings that are material to the business of Focus or Mergersub on an ongoing basis. Except as set forth in
Schedule 9.1.5, Focus is not a party to any written or oral contract not made in the ordinary course of business. Each contract pursuant to which Focus or Mergersub is a party is valid and binding, and Focus or Mergersub has not received notice that any such contract is not binding on any party thereto. Except as set forth in Schedule 9.1.5, Focus has performed in all material respects all obligations to be performed on such contracts through the date hereof, and Focus is not in default in any material respect under any such contract.

                  9.1.6 Focus and Mergersub have all government approvals, permits, certificates, inspections, and consents necessary to conduct its business as presently or proposed to be conducted and to own or lease and operate its properties as now owned or leased by it.

                  9.1.7 (i) Schedule 9.1.7 hereto sets forth a complete list of all (A) patents, patent applications, trade names and trade and service marks which have been registered or for which an application for registration is pending and all writings and source codes for which copyright is claimed, has been recorded or is pending, in each case which are used or held for use by Focus or Mergersub; (B) licenses, permits, authorizations or other agreements pursuant to which Focus or Mergersub is obligated to pay or entitled to receive royalties or other fees in connection with the sale, development or licensing of the above and (C) other agreements relating to technology, know-how or processes which Focus or Mergersub is licensed or authorized to use by others or which Focus or Mergersub licenses or authorizes others to use (the foregoing and all other confidential and proprietary information of Borrower is referred to herein as "Intangible Property"). Except as set forth in Schedule 9.1.7, Focus or Mergersub, as the case may be, is the sole and exclusive holder of all right, title and interest in and to, and is in possession of all documentation necessary for the effective use of, such Intangible Property and has sole and exclusive rights (without being contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used and no consent of third parties is required for the use thereof by Focus or Mergersub. Except as set forth on Schedule 9.1.7 hereto, no such Intangible Property is the subject of a proceeding for suspension or revocation or any similar proceedings and to Focus's knowledge no such suspension or revocation has been threatened by any governmental authority.

                  (ii) No claims have been asserted by any person to the ownership or use of any Intangible Property or challenging or questioning the validity or effectiveness of any such license or agreement and Focus has no knowledge of any valid basis for any such claim. Except as set forth in Schedule 9.1.7, the use of the Intangible Property by Focus or Mergersub does not infringe on the rights of any person and there are no pending or, to the knowledge of Focus, threatened claims nor has it been alleged that the Intangible Property is engaged in such infringements. All of the trademark and trade name registrations, patents and copyrights listed or required to be listed on Schedule 9.1.7 are in full force and effect. No other person has any right to use any Intangible Property listed or required to be listed in Schedule 9.1.7 for similar or related products in competition with the products of Focus or Mergersub and no other person is infringing any of the Intangible Property.

                  9.1.8 Borrower is solvent, and reasonably expects to have capital sufficient to carry on its current and future business and transactions, and will be able to pay its debts as they come due. Schedule 9.1.8 sets forth a list of all Indebtedness of the Borrower in excess of $10,000 as of the date hereof.

                  9.1.9 Except as disclosed on Schedule 9.1.9, Borrower has no litigation pending, has not guaranteed the obligations of any other person or entity and has no known contingent liability of any kind. There is no proceeding before any court, arbitrator or other governmental authority pending, or, to the knowledge of Focus, threatened against or affecting Focus or Mergersub or any of their respective properties, which (i) may adversely affect the performance by Borrower hereunder or (ii) if adversely determined would be a Material Adverse Change.

                  9.1.10 Since March 31, 2000 (the "Balance Sheet Date"), Focus has not incurred any material liabilities, direct or contingent, including, without limitation, liabilities for taxes, nor has there been any Default or Material Adverse Change, nor has there been any event or condition which might reasonably be expected to result in a Material Adverse Change. Except as described in Schedule 9.1.10, Focus is not a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and is not a party to any labor dispute; and no such labor contract or collective bargaining agreement is scheduled to expire before the first anniversary of the date hereof.

                  9.1.11 There is no applicable statute, regulation, order, or ordinance of any governmental entity, municipal, federal, or state, materially and adversely affecting the Collateral or Focus' business, property, assets, operations or condition, financial or otherwise.

                  9.1.12 Focus' financial statements (including those financial statements through March 31, 2000) fairly and completely present Focus' assets, liabilities and financial condition and results of operations and such other entities described therein as of the dates thereof, and there has been no Material Adverse Change since the date of Focus's financial statements, there are no equity investments or loans or other obligations outstanding to any person or entity not reflected in Focus's financial statements, there are no actions or proceedings which are pending or, to the best of Focus's knowledge, threatened against Focus which might result in any Material Adverse Change and there are no confessions of judgments or default judgments affecting Focus.

                  9.1.13 Borrower has received no notice or knowledge of non-compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the regulations promulgated thereunder.

                  9.1.14 Borrower has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. All taxes, including, without limitation, levies, imposts, duties, license and registration fees, income taxes, gross receipt taxes, real estate taxes, transfer taxes, gains taxes, franchise taxes, sales taxes, use taxes, property taxes, excise taxes, stamp taxes, value-added taxes, taxes and other imposts required to be withheld from or paid in respect of employees' salaries and other withholding taxes and obligations and all deposits required to be made by or with respect to Borrower with respect to such withholding taxes or otherwise, and other taxes, whether or not measured in whole or in part by net income, due with respect to such tax returns and any additions to taxes, and interest and penalties with respect thereto (collectively "Taxes") of Borrower have been paid, or adequate provision for the payment thereof has been made for all periods on or before the Balance Sheet Date. Borrower has paid all Taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. During the last three fiscal years, the tax returns of Borrower have not been audited by any state, local or Federal authorities. Borrower has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any tax assessment or deficiency. All tax elections have been made by Borrower in accordance with generally accepted practice. No deficiency assessment with respect to or proposed adjustment of Borrower's Federal, state, county or local Taxes is pending or, to the best of each Borrower's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of each Borrower.

                  9.1.15 Borrower's execution and delivery of the Loan Documents does not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any regulations issued pursuant thereto, including, without limitation, Regulations U and T of the Board of Governors of the Federal Reserve System (12 CFR Secs. 221, 207 and 220, respectively) and Borrower does not own or intend to purchase or carry any "margin security", as defined in said regulations.

                  9.1.16 Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except those of Lender and those described on Exhibit C.

                  9.1.17 No information contained in the Loan Documents or any other documents or written materials furnished by or on behalf of Borrower pursuant hereto contains any untrue statement of a material fact or, when considered in light of disclosures otherwise made in writing by Borrower to Lender, omits or fails to state a material fact necessary to make the statement contained herein or therein not misleading in light of the circumstances under which made.

                  9.1.18 All real property owned, leased, subleased or operated by Borrower and its current use and all off-site disposal by Borrower of any Hazardous Materials comply with all environmental and zoning laws in their respective locations.

                  9.1.19 Borrower is not in default in the performance or observance of any obligation (i) under its Certificate or Articles of Incorporation or similar document of organization, as amended to date, as the case may be or its By-laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which Borrower is a party or by which it or any of its property is bound or affected or (ii) with respect to any order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing or (iii) under any indenture, loan agreement, mortgage, lease, deed or other agreement relating to the direct or indirect borrowing of money.

                  9.1.20 Each agreement between or among Borrower and any Affiliate of Borrower has fair and reasonable terms no less favorable to Borrower than would be obtained between independent parties dealing at arm's length.

                  9.1.21 The conduct of business by the Borrower as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein Borrower conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. Borrower has not received any notice of any violation of or noncompliance with, any Federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, Federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending", and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a materially adverse effect on Borrower's business or operations, and Borrower knows of no facts or set of circumstances which would give rise to such a notice. Borrower has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body, including, but not limited to, the Federal Communications Commission, for the operation of its business and the use of its properties. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

                  9.1.22 The Disclosed Addresses designate Focus's and Mergersub's chief executive office, principal place of business and other offices and places of business and are Borrower's sole offices and places of business.

                  9.1.23 All Inventory is located at Disclosed Addresses or is Inventory in transit to to a location acceptable to Lender.

                  9.1.24 Except for that portion of the Inventory which has been consigned as permitted hereunder, the offices or locations where Borrower keeps the Collateral and its books and records are at Disclosed Addresses and the books and records with respect to the Collateral and Borrower's business are kept at Borrower's chief executive office set forth in the preamble hereof and Borrower will not remove such books and records or the Collateral from that respective location, except for removal of Inventory upon its sale or consignment as permitted hereunder, and will not keep any of such books and records or the Collateral at any other office or location unless (i) Focus gives Lender written notice of such removal and the new location of said books and records or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is either a Disclosed Address and is within the continental United States.

                  9.1.25 Focus has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as Focus was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which Focus is a party or to which the property or assets of Focus are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of Focus included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Focus last filed audited financial statements under the Exchange Act with the Commission on March 31, 2000, and has not received any comments from the Commission in respect thereof.

                  9.1.26 Borrower has implemented a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by it may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem"), and has determined that such risk will be remedied on a timely basis without material expense and will not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower; and the Borrower believes, after due inquiry, that each supplier, vendor, contractor or financial service organization used or served by the Borrower has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor, contractor, or financial service organization would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Borrower. Focus is in compliance with Release No. 33-7558 under the Act, dated July 29, 1998, related to Year 2000 compliance.

         9.2 Account Representations and Warranties. With respect to its Accounts, Borrower warrants and represents to Lender that all Accounts listed on any Schedule of Accounts (including the initial Schedule of Accounts which are being furnished upon execution of this Agreement):

                  9.2.1 are genuine, in all respects what they purport to be, are not evidenced by a judgment, and are only evidenced by one, if any, executed original instrument, agreement, contract, or document, which, if requested by Lender, has been delivered to Lender;

                  9.2.2 represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

                  9.2.3 are payable no more than 60 days from the date of invoice or statement, which will be no more than 30 days from the date of the performance of services or shipment of goods giving rise to said Account;

                  9.2.4 are actually and absolutely owing to Borrower in the amounts stated and are not contingent in whole or in part for any reason;

                  9.2.5 are not subject to any setoff, counterclaim or dispute or agreement for deduction or rebate except for discount or allowance in the ordinary course of business for prompt payment reflected in the calculation of the face value of each respective invoice;

                  9.2.6 are valid, binding and enforceable and not subject to any fact or circumstance that would impair the validity or enforcement thereof or tend to reduce the amount payable thereunder or the collectibility thereof; and

                  9.2.7 have Account Debtors (i) with legal capacity to contract at the time any contract giving rise to the Account was executed, (ii) that are solvent and (iii) that are not the subject of bankruptcy or insolvency proceeding or of proceedings that might materially impair their ability to pay their debts as they are due.

         9.3 Equipment Representations and Warranties. Borrower warrants and represents to Lender that Borrower has reviewed its Schedule of Equipment, that the Equipment is carried at the lower of cost or market, and that the market value on the books and records of Borrower is net of cost less depreciation calculated in accordance with GAAP. The book values for the Equipment listed on the Schedule of Equipment represent reasonable estimations of the value of the Equipment listed thereon, and that all Equipment is, and at all times hereafter will be, kept or maintained solely at Disclosed Addresses.

         9.4 Bank Account Representations and Warranties. Schedule 9.4 sets forth a complete list of information with respect to all Bank Accounts, including names of financial institutions, branch locations, account numbers, current available balances and authorized signatories on such Bank Accounts.

         9.5 Small Business Administration Representations and Warranties.

                  9.5.1 Borrower, together with its affiliates (as that term is defined in Title 13, Code of Federal Regulations, 121,103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SBIA"), and the regulations thereunder, including Title 13, Code of Federal Regulations, 121.301(c). The information set forth in Small Business Administration Forms 480, 652 and 1031 regarding Borrower and its affiliates, when delivered to Lender will be accurate and complete. Copies of such forms have been completed and executed by the Borrower and delivered to Lender on or before the date of this Agreement.

                  9.5.2 No portion of the proceeds from the sale of the Loan will be used by Borrower (i) to provide capital to a corporation licensed under the SBIA, (ii) outside the United States (except (A) to acquire abroad materials and industrial property rights for a United States domestic operation or (B) for transfer to a controlled foreign subsidiary of Borrower, so long as at least fifty-one percent 51% of Borrower's assets and activities will remain within the United States), or (iii) for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case within the meaning of 13 C.F.R. 107,720.

                  9.5.3 Borrower's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase of or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair.

                  9.5.4 If Borrower breaches the representations in subsections
9.5.2 or 9.5.3 above in any material respect, then in addition to all other remedies available to Lender, Lender may demand that Borrower immediately repurchase all of the Note and Warrants acquired by Lender hereunder. The purchase price of the Note shall be the outstanding principal and accrued interest then remaining unpaid. The purchase price of the Warrants shall be established by an appraisal ("Appraisal") conducted by an independent "Big Five" accounting firm mutually agreed to by Focus and Lender.

                  9.5.5 On or before the date of this Agreement, and, in any event, prior to Closing, Borrower shall have delivered to Lender duplicate originals of (i) an executed copy of U.S. Small Business Administration (the "SBA") Form 480 Size Status Declaration (ii) an executed copy of SBA Form 652 Assurance of Compliance for Nondiscrimination and (iii) the information needed to complete Part A and Part B of SBA Form 1031 Portfolio Financing Report.

         9.6 Covenants Respecting Small Business Administration Regulatory Compliance

                  9.6.1 Within seventy-five (75) days after the date of this agreement, Borrower shall provide to Lender a certificate of Borrower's chief financial officer and chief executive officer (A) verifying (and describing in reasonable detail) the use of the proceeds of the Lender's financing hereunder to such date and (B) certifying compliance by Borrower with the provisions of this Section 9.6.1. In addition to any other rights granted hereunder, Borrower shall at all times provide Lender and the SBA access to Borrower's books and records the purpose of verifying the use of the proceeds of Lender's financing and for all other purposes required by the SBA.

                  9.6.2 Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) during which any Notes are outstanding, Borrower shall provide to Lender a written assessment, in form and substance reasonably satisfactory to Lender of the economic impact of Lender's financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on Borrower's business in terms of expanded revenue and taxes and other appropriate economic benefits, including, but not limited to, technology development or commercialization, minority business development, urban or rural business development, expansion of exports and assistance to manufacturing firms.

                  9.6.3 Upon the request of Lender for so long as any Notes are outstanding, Borrower will (i) provide to Lender such financial statements and other information as Lender may from time to time reasonably request for the purpose of assessing Borrower's financial condition and (ii) furnish to Lender all information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other information reasonably requested or required by any governmental agency asserting jurisdiction over Lender.

                  9.6.4 For a period of one year following the date of this Agreement, neither Borrower nor any of its subsidiaries will change its business activity if such change would render Borrower ineligible to receive financial assistance from an SBIC under the SBIA and the regulations thereunder (within the meanings of 13 C.F.R. 107,720). If Borrower breaches this covenant, then, in addition to all other remedies available to Lender, Lender may demand that Borrower immediately repurchase all Notes and Warrants acquired by Lender at the purchase price paid thereof. The valuation of the Warrants shall be established by an Appraisal.

         9.7 Survival of Representations and Warranties. Borrower's representations and warranties will survive the execution, delivery and acceptance hereof. Borrower agrees that any misrepresentation or breach of any representation or warranty will be deemed material.

10.      COVENANTS AND CONTINUING AGREEMENTS.

         10.1 Affirmative Covenants. Borrower covenants and agrees that it will:

                  10.1.1 pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other person or entity on behalf of Borrower, by Lender, of proceeds of Loans, (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Liabilities, (iii) any lockbox or similar agreement and (iv) any costs of Lender's collection of Collateral.

                  10.1.2 promptly upon, but in no event later than five (5) business days after Borrower's learning thereof (i) inform Lender, in writing, of any material delay in Borrower's performance of any of its material obligations to any Account Debtor and/or any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits or other monies granted by Borrower to any Account Debtor; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor;

                  10.1.3 maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with GAAP, and in compliance with the regulations of the SBA and any governmental regulatory body having jurisdiction over Borrower or

Borrower's business and permit employees or agents of Lender or any governmental regulatory authority having jurisdiction over Lender at any reasonable time to inspect and appraise the Collateral and Borrower's properties, to conduct appraisals of the Collateral, and to examine or audit Borrower's books, accounts, and records and make copies and memoranda thereof (in the event any Collateral, properties, books, accounts or records are in the possession of or under the control of a third party, Borrower will direct and hereby authorizes such third party to permit access to Lender's employees or agents (including, without limitation, any governmental regulatory authority having jurisdiction over Lender) for the purpose of performing the inspections, appraisals, examinations or audits permitted hereunder);

                  10.1.4 notify Lender in writing, promptly upon its learning thereof, of the institution of any suit or administrative proceeding naming Borrower as a party or which may directly or indirectly lead to a Material Adverse Change if adversely determined, or of any event which affects the value of any Collateral, the ability of Borrower or Lender to dispose of any Collateral, or the rights and remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise;

                  10.1.5 not later than the date hereof or the date of such subsequent agreements, provide Lender with copies of all agreements between Borrower and any warehouse at which Inventory may, from time to time, be kept and all leases or similar agreements between Borrower or any of its Affiliates and any other person or entity, whether Borrower or its Affiliate is lessor or lessee thereunder;

                  10.1.6 make timely payments on account of its funded and unfunded pension liabilities in such amounts as are determined by its pension actuarial consultants to be required by law;

                  10.1.7 pay and discharge promptly when due all taxes, assessments and governmental charges or levies of every kind imposed upon it or upon its income or profits or in respect of its property or employees/personnel before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and reserves established therefor. In addition Borrower shall pay in full within five (5) business days from the date hereof all accrued and unpaid payroll taxes;

                  10.1.8 timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Focus after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  10.1.9 notify Lender promptly upon any request by Borrower to Subordinated Lender to amend or modify any documents or instruments evidencing Subordinated Debt, including, without limitation, any increase in the amount of Subordinated Indebtedness; and

                  10.10 promptly upon, but in no event later than one (1) business day after Borrower's learning thereof, inform Lender, in writing of any event of default or alleged event of default under any document or instruments evidencing Subordinated Debt.

         10.2 Financial Reporting. Borrower agrees to furnish to Lender the following:

                  10.2.1 Physical copies of all filings of any kind made by Focus with the Securities and Exchange Commission (the "SEC") within three days of the date as filed with the SEC. In the event that at any time Focus is no longer subject to the reporting provisions of the Exchange Act, then within ninety (90) days after the end of each fiscal year of Borrower (i) the consolidated and consolidating balance sheets of the Borrower as at the end of such year, and (ii) the related consolidated and consolidating statements of income, retained earnings and cash flows for each year, setting forth in comparative form with respect to such consolidated financial statements figures for the previous fiscal year, all in reasonable detail, together with the unqualified opinion thereon of the Borrower's independent certified public accountants, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year (except for changes, if any, which shall be specified and approved in such opinion) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  10.2.2 Not later than fifteen days after the end of each month, monthly financial statements (including, but not limited to, balance sheets, statements of operations, statements of cash flow and retained earnings for the prior month and year-to-date, each in comparative form with comparable prior year periods) of consolidated Borrower for the previous month, which Lender agrees to keep confidential; and

                  10.2.3 At least 30 days prior to the beginning of each fiscal year of Borrower, business plan, projections and monthly budgets of Borrower for the coming year, together with a capital expenditures budget, all approved by the Borrower's Board of Directors and which are certified to be true and correct by the Chief Executive Officer and Chief Financial Officer of each Borrower.

                  10.2.4 Not later than 30 days after the end of each month, calculation of Borrower's compliance with all financial covenants pursuant to
Section 10.5 hereof, which are certified to be true and correct by the Chief Executive Officer and Chief Financial Officer of each Borrower.

                  10.2.5 At the time otherwise due, all reports of any nature due to any other regulatory authorities not specifically provided above and copies of all compliance and other reports that Borrower is required to deliver to any other creditor of Borrower.

                  10.2.6 Not later than 30 days after the end of each month, a report of all Inventory Returns identifying Account Debtor, inventory returned and reason for return.

                  10.2.7 Not later than 30 days after the end of each month, a statement reflecting Inventory, Equipment and other Collateral maintained in the Disclosed Address in Mexico which is certified to be true and correct by the Chief Executive Officer and Chief Financial Officer of each Borrower.

                  10.2.8 Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower' financial condition or results of operations.

         10.3  Intentionally omitted.

         10.4  Insurance.

                  10.4.1 Borrower will, at its own expense, maintain in force with companies acceptable to Lender, (i) with respect to all tangible personal property comprising the Collateral, insurance for loss or damage no less than the greater of its fair market or full undepreciated replacement value, (ii) business interruption insurance as Lender may require, (iii) comprehensive general liability insurance (including product liability hazard coverage) for combined single limit occurrences with no aggregate limit, (iv) key person life insurance for Michael Hedge and any successor thereto for not less than $5.0 million and (v) all other hazards and risks ordinarily insured against by other owners or users of similar properties or similar businesses. Borrower will notify Lender promptly of any event or occurrence causing or carrying the potential to cause a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.

                  10.4.2 All insurance required hereunder will (i) be primary without right of contribution from any other insurance which might otherwise be available to Lender, (ii) be in effect, as a condition precedent to any Closing hereunder, as evidenced by policies and endorsements delivered to Lender, (iii) be in such amounts and covering such liabilities as are carried by similar businesses, or as otherwise may be reasonably be required by Lender, (iv) name Lender or its assignee as an additional named insured as their interests may appear, (v) provide for at least 60 days' prior written notice to Lender of any impending or actual cancellation, nonrenewal or material change in coverage,
(vi) provide that Lender will receive any and all endorsements or other documentation relating to such policies and (vii) provide that in the event of any loss payment thereunder, the insurer will waive any rights of subrogation against the insured party and will waive any setoff or counterclaim or any other deduction. Borrower will deliver to Lender, at Closing, the original (or certified copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance will provide that no act or default of Borrower or any other person will affect the right of Lender to recover thereunder in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Upon receipt of the proceeds of any such insurance, Lender shall apply such proceeds in reduction of the Liabilities as Lender shall determine in its sole discretion.

                  10.4.3 In the event Borrower fails to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or Default by Borrower hereunder, may (but will be under no obligation to do so) obtain and maintain the same and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by

Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, will be payable, on demand, by Borrower to Lender and will be additional Liabilities hereunder secured by the Collateral.

                  10.4.4. Borrower agrees and covenants to facilitate in implementing Lender's right to either elect its designee to Borrower's Board of Directors or to designate a non-voting observer to the Borrower's Board of Directors.

         10.5 Negative Covenants. Without Lender's prior written consent, Borrower covenants that it will not:

                  10.5.1 fail to maintain at anytime a tangible net worth of at least the amounts set forth in Schedule 10.5.1;

                  10.5.2 fail to maintain at any time the applicable debt service coverage as provided in Schedule 10.5.2;

                  10.5.3 fail to maintain at any time the applicable inventory reliance formula as set forth in Schedule 10.5.3;

                  10.5.4  Intentionally Omitted;

                  10.5.5  Intentionally Omitted;

                  10.5.6  Intentionally Omitted;

                  10.5.7 make any loan, advance, repurchase obligation or investment in the securities of any entity other than a wholly owned subsidiary of Focus;

                  10.5.8 declare or pay dividends upon any of Borrower's securities or make any distributions of Borrower's property or assets or make any loans, advances or extensions of credit to any person or entity; provided that the warrant dividend declared to Focus' shareholders prior to October 29, 1999 shall not constitute a breach of this covenant;

                  10.5.9 other than as set forth on Schedule 10.5.9 hereto, make any secured or unsecured loans or other advances of money (other than salary) to officers, directors, stockholders, employees or Affiliates of Borrower or any person or entity without the prior written consent of the Lender;

                  10.5.10 redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's securities, except for this Note, the redemption of currently existing public warrants and conversion of subordinated notes as contemplated in the Memorandum dated October 29, 1999, without Lender's prior written consent;

                  10.5.11 make any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;

                  10.5.12 enter into, or be a party to, any transaction with any Affiliate or stockholder of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender in advance and are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a person not an Affiliate or stockholder of Borrower;

                  10.5.13 enter into any transaction which materially and adversely affects the Collateral or Borrower's ability to repay the Indebtedness or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto;

                  10.5.14 guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any person or entity except by endorsement of instruments or items of payment for delivery to Lender on account of the Liabilities;

                  10.5.15 except as otherwise expressly permitted herein, assign, sell, lease, alienate or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrower's assets outside of the ordinary course of business or any change in control of the majority of the equity voting stock of Focus;

                  10.5.16 further encumber, pledge, mortgage, grant a security interest in, sell and leaseback, or assign any assets;

                  10.5.17 other than with respect to leases existing as of the date hereof, become liable for, or permit any subsidiary to become liable for in any way whether directly or indirectly, by assignment or as guarantor or other surety for the obligations of a leasee under any lease of real property or individual personal property lease requiring Borrower to expend more than $10,000 or aggregate personal property leases in any calendar year requiring Borrower to expend more than $100,000, unless consented to by Lender, which consent shall not be unreasonably withheld; and

                  10.5.18 other than with respect to the Subordinated Debt and the Liabilities and trade debt in the ordinary course of business, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, or suffer to exist or permit of its subsidiaries to create, incur, assume, guarantee or be remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, unless consented to by Lender in writing.

                  10.6 Payment of Charges. Borrower will pay promptly when due all of the Charges and defend the Collateral against any claims of third parties. In the event Borrower fails to pay or promptly discharge any Charges or claim Borrower will so advise Lender in writing and Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Event of Default, in its sole discretion, without having any obligation to do so, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, will be payable, upon demand, by Borrower to Lender and will be additional Liabilities secured by the Collateral.

         10.7 Collateral Taxes. Borrower will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit of all Collateral Taxes. Lender may, but is not obligated to, pay any Collateral Taxes (as defined below), which will thereupon be due from Borrower as if an Advance hereunder, without waiving the foregoing indemnity. Borrower will pay when due, indemnify and hold harmless, and reimburse Lender for, on an after-tax basis, all Collateral Taxes. Borrower may, after proper payment of Collateral Taxes, at its own expense contest the same in good faith with the appropriate taxing authority, provided that said contest is not adverse to Lender, does not in any way put at risk Lender's interest herein or in any Collateral and does not create the risk of any further Collateral Taxes. "Collateral Taxes" means all foreign, federal, state and local taxes, assessments, and other governmental charges of any kind, and any interest, fines or penalties thereon, which may be levied, directly or indirectly, with respect to any Collateral or its delivery, ownership, possession, documentation, or other disposition or upon the receipts or earnings arising therefrom, regardless of whether levied against Lender or Borrower.

         10.8 Survival Upon Termination. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation of the Loan Documents will in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower in any way or respect relating to: (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral, or (c) any of the undertakings, agreements, covenants, representations and warranties of Borrower or Lender contained in the Loan Documents. All such undertakings, agreements, covenants, representations and warranties will survive such termination or cancellation.

11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

         11.1 Events of Default. The occurrence of any one or more of the following will constitute an "Event of Default:"

                  11.1.1 Borrower fails to pay any Liabilities within three (3) days of the date when due and payable or declared due and payable or is in default in the payment of any other portion of the Indebtedness.

                  11.1.2 Any Borrower fails to carry and maintain the insurance required herein.

                  11.1.3 Any Borrower fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained herein or in the Loan Documents or to the extent any warranty or representation contained herein or in the Loan Documents proves to be untrue or misleading in any material respect when made or when reaffirmed, or in any other agreement or mortgage relating to Indebtedness and the same is not cured within ten (10) days after Borrower receives written notice thereof from Lender or fifteen (15) days after Borrower shall become aware thereof.

                  11.1.4 Any statement, report, financial statement, or certificate made or delivered by any Borrower, or any of its respective officers, employees or agents, to Lender is not true and correct in all material respects..

                  11.1.5 The occurrence of any material uninsured damage to or loss, theft, or destruction of any of the Collateral.

                  11.1.6 The Collateral or any other of any or all Borrower's assets are attached, seized, levied upon or subjected to a levy, writ or distress warrant, or come within the possession of any receiver, trustee, sheriff, custodian or assignee for the benefit of creditors; an application is made by any person or entity for the appointment of a receiver, trustee, or custodian for the Collateral or any other of any or all Borrower's assets and the same is not dismissed within twenty (20) days after the application therefor.

                  11.1.7 Any Borrower voluntarily suspends its business or ceases to do business or the termination of existence in good standing of any Borrower.

                  11.1.8 Lender fails to have a valid and enforceable perfected security interest in or lien on the Collateral or such security interest or lien fails to be prior to the rights and interests of all others.

                  11.1.9 Any Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting any material part of its business; any motion is filed against any Borrower for its dissolution or liquidation and not dismissed within thirty (30) days.

                  11.1.10 A notice of lien, levy or assessment is filed of record with respect to any of any Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal, international or other governmental agency, or political subdivision or if any charge becomes a lien or encumbrance upon the Collateral and the same is not released within thirty (30) days.

                  11.1.11 Any guaranty, subordination agreement or other agreement or instrument required hereunder is breached or becomes ineffective or any default occurs under any such agreement or instrument.

                  11.1.12 Lender, in good faith, considers any Collateral to be unsafe or in danger or misused to the extent that Lender's prospect of or right to payment or performance under this Agreement or any instrument or agreement required hereunder is materially impaired, or any Collateral is used in a way that could subject Lender to liability or the Collateral to impairment under any municipal, state, international or federal law, rule, regulation or statute relating to food and drug safety, Hazardous Materials, genetic research or materials, government secrecy, or technology export.

                  11.1.13 (a) Any Borrower is generally not paying its debts as they become due or any Borrower shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act, statute or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) any Borrower shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) any Borrower applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (d) any Borrower makes a general assignment for the benefit of creditors .

                  11.1.14 (a) Commencement of any proceedings or in the taking of any other action against any Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act, statute or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (b) the appointment of a receiver, conservator, trustee or similar officer for any Borrower or for all or substantially all of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undisclosed; or (c) the issuance of a warrant of attachment, execution or similar process against any of the material assets of any Borrower and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged.

                  11.1.15 Any Borrower fails within ten (10) days to furnish Lender with appropriate written notice of any adverse event pertaining to any profit sharing or pension plan governed by ERISA .

                  11.1.16 If there is any change in the chief executive officer or chief financial officer of Focus, who is not replaced within 30 days with an individual who is reasonably satisfactory to Lender.

                  11.1.17 If any Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Liabilities other than as permitted in the applicable intercreditor and subordination agreement, or if any Person, including, without limitation the Subordinated Lender, who has subordinated such indebtedness or obligations to the Liabilities takes action or omits to take action in furtherance of limiting or terminating its subordination agreement.

                  11.1.18 If there is an event of default under any loan agreement or contract of any Borrower, including without limitation, that certain promissory note evidencing the Subordinated Debt.

         11.2 Remedies. Upon the occurrence of an Event of Default, Lender may immediately cease advancing money or extending credit to Borrower, and Lender may, at its election, without notice of its election and without demand, do any one or more of the following:

                  11.2.1 Declare any Liabilities immediately due and payable;

                  11.2.2 Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the obligations of Borrower hereunder;

                  11.2.3 Enforce the security interest given hereunder pursuant to the Code and any other applicable law;

                  11.2.4 If not fully accomplished previously, require Borrower to assemble the Collateral, including any books and records pertaining thereto, and make them available to Lender at a place designated by Lender;

                  11.2.5 Enter upon the property where any Collateral is located and take possession of or render unusable such Collateral, and use such property (including any buildings and facilities) and any of Borrower's equipment, if Lender deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral;

                  11.2.6 Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Borrower;

                  11.2.7 Use or transfer any of Borrower's rights and interest in any Intellectual Property now owned or hereafter acquired by Borrower, if Lender deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, without any additional consideration to Borrower;

                  11.2.8 Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral;

                  11.2.9 Take such measures as Lender may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Borrower hereby irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact to perform all acts and execute all documents in connection therewith;

                  11.2.10 Require Borrower, at Lender's option, to elect Lender's designee to Borrower's Board of Directors or become a Board Observer for so long as such Event of Default remains uncured;

                  11.2.11 Require Borrower to pay all reasonable attorneys' fees and expenses and all other costs and expenses incurred by Lender by reason of any Event of Default or Lender's exercise of remedies, including all costs and expenses incurred by Lender in connection with Collateral return, repossession, or sale; or

                  11.2.12 Recover all such other amounts due hereunder as they become due and payable; and if Borrower will fail to perform any of its obligations, Lender at any time may, but is not obligated to, perform the same without waiving any Event of Default or Default or any of Lender's rights or remedies. Borrower will reimburse Lender, within five days after notice thereof, for all costs, expenses and liabilities incurred by Lender in the performance of Borrower's obligations. Failure to pay the same as required herein will entitle Lender to all the remedies as set forth herein for failure to timely make a payment due hereunder.

         Notwithstanding anything contained herein to the contrary, Borrower hereby acknowledges that certain Events of Default currently exist and remain uncured as referenced in Lender's letter to Borrower dated May 8, 2000.

         11.3 Election of Remedies. To the extent that any Liabilities are now or hereafter secured by property other than the Collateral or by a guarantee, endorsement or property of any other entity, then Lender has the right to proceed against such other property, guarantee or endorsement, and the sole discretion to determine which rights, actions, security, liens, security interests or remedies to pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of the remainder of the Liabilities or any of Lender's rights or Borrower's obligations hereunder.

         11.4 Waivers. To the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following:

                  11.4.1 Any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (i) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or
(ii) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest.

                  11.4.2 (i) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard, (ii) any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies, and (iii) the benefit of all marshaling, valuation, appraisal and exemption laws.

                  11.4.3 Any and all rights and remedies now or hereafter conferred by statute or otherwise which may require Lender to take any judicial proceedings in connection with any Collateral or to give any notice or to sell, lease or otherwise use any Collateral in mitigation of Lender's damages as set forth herein or which may otherwise limit or modify any of Lender's rights or remedies hereunder.

                  11.4.4 The right, if any, to require Lender to (i) proceed against any person liable for any of the Liabilities as a condition to or prior to proceeding hereunder; and (ii) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Liabilities, as a condition to, or prior to proceeding hereunder.

                  11.4.5 If Lender seeks to take possession of any or all of the Collateral by judicial process: (1) any bond and any surety or security relating thereto which is otherwise required by any statute, court rule or otherwise as an incident to such possession; (2) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (3) any requirement that Lender retain possession and not dispose of any such Collateral until after trial or final judgment.

         11.5 Appointment of Lender as Borrower's Lawful Attorney. Effective immediately, Borrower hereby irrevocably designates, makes, constitutes and appoints Lender and all persons designated by Lender as Borrower's true and lawful attorney-in-fact, which appointment is coupled with an interest to, without notice to Borrower, and as Lender in its sole discretion may determine, in Borrower's or Lender's name, to (i) demand and enforce payment of the Accounts, by legal proceedings or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts, and settle, adjust, compromise, extend, release, discharge or renew the same, including legal proceedings brought to collect the Accounts; (iii) to the extent permitted by applicable law, sell or assign the Collateral, including without limitation, the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any Collateral, including without limitation Bank Accounts or any item of payment or proceeds of any Accounts; (v) prepare, file and sign Borrower's name on any proof of claim against any Account Debtor; (vi) prepare, file and sign Borrower's name on any notice of lien, or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (vii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral, including without limitation, the Accounts, Inventory and Special Collateral; and use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; and (viii) take such other actions deemed reasonable by the Lender to the extent permitted by applicable law. In furtherance of the foregoing, Borrower shall deliver to Lender in form annexed hereto as Exhibit J, a power of attorney letter addressed to any financial institutions in which Bank Accounts are maintained.

         11.6 Rights and Remedies are Cumulative. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy will not preclude the further exercise thereof or the exercise of any other right or remedy.

12.      MISCELLANEOUS.

         12.1 Modification of Agreement; Assigned Sale of Interest. This Agreement and the Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Lender. Borrower may not sell, assign or transfer this Agreement or the Loan Documents or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, or duties hereunder. Lender may transfer, assign or sell all or any part of its interest hereunder to any party in whole or in part.

         12.2 Attorneys' Fees and Expenses. If at any time and regardless of the existence of any Default, Lender employs counsel for advice or other representation or incurs legal or other costs and expenses in connection with:
(a) the preparation or amendment of the Loan Documents; (b) any litigation, contest, dispute, suit, proceeding or action whether instituted by Lender, Borrower or any other person in any way relating to the Collateral, this Agreement, any Loan Document or Borrower's affairs; (c) any attempt to enforce any rights of Lender against Borrower or any other person or entity which may be obligated to Lender by virtue of the Loan Documents, including, without limitation, any guarantor or Account Debtor; or (d) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral; then, in any such event, all expenses, costs, charges and other fees arising in connection with or relating to any of the foregoing will be payable, on demand, by Borrower to Lender and will be Liabilities secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include legal fees, accountants' fees; appraisal fees; consulting fees, court costs; duplicating expenses; court reporter fees, long distance telephone charges; air express charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

         12.3 Expenses; Indemnity. Borrower will indemnify, reimburse, defend and hold Lender harmless from and against any and all costs, expenses, actions, claims, demands, losses, judgments, reasonable attorneys', accountants' and consultants' fees and expenses, and liabilities of any kind incurred in connection with, relating to or arising out of this Agreement, any Loan Document or the Collateral, whether arising before or after the commencement of any insolvency or bankruptcy proceedings, including, without limitation, those incurred (a) in relation to any provision hereof, (b) upon any Event of Default or the exercise of any remedy herein or any enforcement of this Agreement or Lender's interest in the Collateral, (c) in the event of Borrower's insolvency or bankruptcy, (d) in defense of any litigation or any action in the nature of voidable preference or fraudulent conveyance, or (e) to remove or contest any lien or security interest or right of another against any Collateral. Borrower will reimburse Lender for all amounts due hereunder, together with interest thereon as if an Advance hereunder. If Borrower fails to pay or perform any of its obligations hereunder, Lender at any time may, but is not obligated to, pay or perform the same without waiving any Default or any of Lender's rights or remedies. Borrower hereby authorizes and approves all such advances and payments.

         12.4 No Waiver by Lender. Neither Lender's failure to require strict performance by Borrower of any provision hereof nor Lender's implied or express waiver of any right hereunder will waive or diminish Lender's right to demand strict compliance therewith or with any other provision. Compliance with any condition or provision hereof may be waived only by an instrument in writing signed by an officer of Lender and delivered to Borrower. Any action by Borrower against Lender for default hereunder, will be commenced within one (1) year after such cause of action occurs. Any waiver of an Event of Default under any Loan Document will not suspend, waive or affect any other Default.

         12.5 Severability. Each provision hereof will be interpreted in such manner as to be effective and valid under applicable law, but any provision that is determined to be invalid under applicable law will be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions hereof.

         12.6 Conflict of Terms. The provisions of the Loan Documents and any Riders, Exhibits and Schedules hereto are incorporated in this Agreement by this reference. Except as otherwise specifically provided in this Agreement or the Loan Documents, by specific reference to the applicable provision hereof, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents the provision contained in this Agreement will govern and control.

         12.7 Destruction of Borrower's Documents. Lender will be under no obligation to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by Borrower and will destroy or otherwise dispose of same at such time as Lender, in its discretion, deems appropriate.

         12.8 Participations. Lender may at any time sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation (a "Participant"), all or part of the obligations of Borrower hereunder. Borrower authorizes Lender to disclose to any prospective Participant and any Participant any and all information in Lender's possession concerning Borrower, this Agreement and any Collateral.

         12.9 Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under any Loan Document. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         12.10 Authorized Signature. The signature upon this Agreement and upon the Loan Documents is duly authorized, will bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

         12.11 Governing Law. This Agreement, will be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such state. The Borrower hereby irrevocably submits to the exclusive jurisdiction of any New York State or United States federal court sitting in New York County over any action or proceeding arising out of or relating to this agreement or any agreement contemplated hereby, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Borrower further waives any objection to venue in such state and any objection to an action or proceeding in such state on the basis of a non-convenient forum. The Borrower further agrees that any action or proceeding brought against Lender or any of its principals shall be brought only in New York State or United States federal courts sitting in New York County. Service of process may be made upon the Borrower by mailing a copy thereof to it, by United States certified or registered mail, at its address set forth in Section
12.12 hereof.

         12.12 Notice. Except as otherwise provided herein, any notice required hereunder will be in writing, and will be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, return receipt requested and addressed to the party to be notified as follows:

                  (A)      If to Lender, at

                           Critical Capital Growth Fund, L.P.
                           90 Park Avenue - 39th Fl.
                           New York, New York 10016
                           Attn: Steven B. Sands

                           with a copy to

                           Littman Krooks Roth & Ball P.C.
                           655 Third Avenue
                           New York, New York 10017
                           Attn.: Mitchell C. Littman, Esq.

                  (B)      If to Borrower, at
                           Focus Affiliates, Inc.
                           400 Corporate Drive
                           Suite 200
                           Lewisville, TX 75067
                           Attn.: Michael Hedge, Chief Executive Officer

                           with a copy to

                           Troy & Gould PC
                           1801 Century Park East, 16th Floor
                           Los Angeles, California 90067
                           Attn.: Sanford J. Hillsberg, Esq.


or to such other address as each party may designate for itself by like written notice. All document delivery charges will be borne by Borrower.

         12.13 Integration Clause. This Agreement constitutes the entire agreement and understanding of Borrower and Lender with respect to their subject matter. All prior understandings, whether oral or written, are hereby superseded, merged hereinto, and replaced hereby. THIS AGREEMENT MAY BE MODIFIED ONLY BY A WRITING SIGNED BY ALL PARTIES HERETO. There are no intended third-party beneficiaries. Notwithstanding anything to the contrary set forth herein, nothing herein shall limit any rights or remedies of Lender against Borrower or any Collateral set forth anywhere else, and nothing set forth anywhere else shall limit any rights or remedies of Lender set forth herein.

         12.14 Further Assurances. At all times and from time to time subsequent to the date hereof and until the Loan is paid, Borrower shall take all such further action, and shall execute and deliver all such further documents, as the Lender shall request and as may necessary or appropriate to consummate and evidence the transactions contemplated hereunder.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

FOCUS AFFILIATES, INC.


By:
   ----------------------------------
   Michael S. Hedge
   Chief Executive Officer

Intellicell Merger Sub, Inc.


By:
   ----------------------------------
   Name:
   Title:




CRITICAL CAPITAL GROWTH FUND, L.P.

By:      Critical Capital L.P.
Its:     General Partner

         By:      Critical Capital Corporation
         Its:     Managing General Partner

                  By:
                     ------------------------------
                           Steven B. Sands
                  Its:     Chairman


                  By:
                     ------------------------------

                  Its:

                                    EXHIBITS

         EXHIBIT

         A                 Financial Statements:

                               - Fiscal Year End December 31, 1999

                               - unaudited for the three months ended March
                                 31, 2000

         B                 Amended and Restated Senior Secured Promissory Note

         C                 Intentionally Omitted

         D                 Schedule of Business Locations

         E                 Schedule of Equipment

         F                 Schedule of Fictitious or Other Names

         G                 Intentionally Omitted

         H                 Schedule of General Intangible Assets

         I                 Warrant

         J                 Power of Attorney Letter

         SCHEDULES

2.2    Use of Proceeds Schedule

3.3    Bank Account Information for Electronic Payments

4.1    Additional Collateral

9.1.1  Organization

9.1.4  Capitalization

9.1.5  Contracts

9.1.7  Intangible Property

9.1.8  Indebtedness

9.1.9  Litigation

9.1.10 Material Adverse Change

9.4    Bank Account Information

10.5.1 Tangible Net Worth

10.5.2 Debt Service Coverage

10.5.3 Inventory Reliance

SCHEDULE 2.2

Use of Proceeds


Repayment of Allowance to Lender:                             $70,000
Legal Fees of Lender:                                         $ 7,500
Taxes (including payroll and sales Through August 15, 2000)   $
Trade Creditors
Working Capital



SCHEDULE 10.5.1

NET TANGIBLE WORTH:

$2,000,000 at 12/31/99, which shall increase by $350,000 each quarter thereafter commencing 6/30/99 thru 12/31/04.

SCHEDULE 10.5.2

TOTAL DEBT SERVICE COVERAGE

12/31/99  No requirement

3/31/00 - 50%

6/30/00 and each quarter thereafter 150%

For purposes hereof, such coverage shall be determined as follows:

"Free Cash Flow" /Total Debt

For purposes hereof, Free Cash Flow shall be equal to EBITDA less Cash Taxes less Maintenance Capital Expenditures.

For purposes hereof, Total Debt means all interest and principal payable in prior quarter on funded debt and capitalized leases.

SCHEDULE 10.5.3

INVENTORY RELIANCE

12/31/99: 100%
3/31/00: 50%
6/30/99 and thereafter: 50%

For purposes hereof, Inventory Reliance shall mean

(Current Liabilities-Quick Assets)/Inventories

Quick Assets = Cash & Money Market Equivalents + Net Accounts
Receivable

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITY UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

               Amended and Restated Senior Secured Promissory Note

         $1,750,000 Principal Amount                July 14, 2000
                                                    New York, New York


         FOR VALUE RECEIVED, Focus Affiliates, Inc. (d/b/a FocusWireless.com), a Delaware corporation ("Focus") and Intellicell Merger Sub, Inc., a Delaware corporation ("Mergersub"; each of Focus, Mergersub and any newly formed or acquired direct or indirect subsidiaries of either of such entities are hereinafter referred to as "Maker", and collectively, as "Makers"), promises to pay, in accordance with the terms, conditions, covenants and agreements provided herein, to the order of Critical Capital Growth Fund, L.P., a Delaware limited partnership (the "Payee" or the "Holder of this Note"), or registered assigns, the principal amount of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND ($1,750,000) DOLLARS, together with interest on the outstanding principal balance at the rate of 18% per annum from the date hereof until the Maturity Date (as hereinafter defined), calculated daily on the basis of a 360 day year and actual calendar days elapsed.

         (i) Interest only will be payable on the first day of the month in arrears commencing August 1, 2000 through and including the Maturity Date (as hereinafter defined). Interest, along with the principal payments referenced in
(ii) below shall continue to be payable on November 1, 2000 and on the first day of each month thereafter through and including the Maturity Date (as hereinafter defined).

         (ii) Principal will be payable at anytime UPON DEMAND of the Holder of this Note (such date, as same may be accelerated in accordance with the terms hereof, is referred to herein as the "Maturity Date"), when the outstanding principal balance, if any, together with all accrued interest, and any other Liabilities, shall be due and payable.

         Payments of principal and interest shall be made at the offices of the Payee, 90 Park Avenue, 39th Floor, New York, NY 10016, in immediately available lawful money of the United States of America.

         This Note is issued pursuant to an Amended and Restated Loan and Security Agreement by and among the Makers and the Payee of even date herewith (the "Loan Agreement") and is subject and entitled to certain terms, conditions, covenants and agreements contained in the Loan Agreement which are made a part hereof by this reference. In addition, payment of this Note is secured by certain collateral as described in the Loan Agreement. Any transferee or transferees of this Note, by their acceptance hereof, assume the obligations of the Makers in the Loan Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Loan Agreement shall in no way impair the absolute and unconditional obligation of each Maker to pay both principal and interest hereon as provided herein. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

                  1. Senior. The indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Makers, now outstanding or hereinafter incurred. "Senior," as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to any Maker, all sums payable on this Note and any other Liabilities, shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of any Maker, shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note and the Loan Agreement (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note and the Liabilities) shall have been paid and satisfied in full.

                  2.  Events of Default.

                  (a) Upon the occurrence of any of the following events (herein called "Events of Default") which shall have occurred and be continuing:

                           (i) Any Maker shall default in the payment of
principal or interest of this Note when due; or

                           (ii) An Event of Default pursuant to the terms of the
Loan Agreement.

then, and in any such event the Holder of this Note may by written notice to the Makers declare the entire unpaid principal amount of this Note outstanding, together with accrued interest thereon, immediately due and payable, unless such default be cured within the applicable grace period as provided in the Loan Agreement, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived

                  (b) No course of dealing or delay on the part of the Holder of this Note in exercising any right hereunder shall operate as a waiver thereof or otherwise prejudice the right of the Holder of this Note. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                  3.  Prepayment Provisions.

                  (a) This Note may be prepaid, at the option of the Makers, as a whole or in part, at any time or from time to time, in each case on any date on or after the date of issuance and prior to maturity, at a redemption price of 100% of the principal amount of this Note, together with accrued interest through the date of prepayment ("Voluntary Prepayment"); provided, however, that this Note shall be prepaid in full ("Mandatory Prepayment") to the extent of or upon the occurrence of (i) any sale, pledge, assignment, transfer or disposition of any assets of any Maker, (ii) any merger or consolidation of any Maker with any other entity or a "change of control" of any Maker (which shall mean the acquisition by any person, entity or group of control (including, without limitation, voting control) of any Maker) or (iii) the receipt of proceeds from any and every source (other than $680,000 of the proceeds funded to Makers pursuant to the Loan Agreement) including, but not limited to, equity or debt financings, accounts receivable, sales of inventory or other Collateral.

                  (b) Mandatory Prepayments shall occur simultaneously with the event causing the Mandatory Prepayment.

         Upon notice of any prepayment being given as provided in this subsection 3(b), Makers covenant and agree that Makers will prepay on the date therein fixed for prepayment the entire principal amount of this Note so as to be prepaid as specified in such notice as the principal amount thereof, together with interest accrued thereon to such date fixed for prepayment, plus the applicable premium, if any, in immediately available funds.

                  (c) Upon any partial prepayment of this Note, upon presentation as herein provided, there shall be paid to the Payee the principal amount of the portion of this Note so to be prepaid together with the unpaid interest accrued in respect thereof, and either (i) this Note shall be surrendered by the Holder of this Note, in which event the each Maker shall execute and deliver to or on the order of such Holder, at the expense of the each Maker, a new Note for the principal amount of this Note remaining unpaid, dated as of the date to which interest has been paid on this Note surrendered, and registered in the name of the Holder of this Note, or (ii) if the Payee and the Makers shall so determine, this Note need not be so surrendered, but may be made available to the Makers, at the place of payment specified herein, for notation thereon of the payment of the portion of the principal so paid, in which case the Makers shall make such notation and return the Note to or on the order of the Payee.

                  4. Principal Obligation. No provision of this Note shall alter or impair the obligation of the Makers, which is absolute and unconditional, to pay the principal of and interest on this Note and other Liabilities at the place, at the respective times, at the rates, and in the currency herein prescribed.

                  5. Required Consent. The Makers may not modify any of the terms of this Note without the prior written consent of the Holder of this Note.

                  6. Lost Documents. Upon receipt by the Makers of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Makers of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Makers will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the original date of this Note.

                  7.  Miscellaneous.

                  (a) Parties in Interest. All covenants, agreements and undertakings in this Note by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

                  (b) Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the addresses stated in the Loan Agreement, or such other address as any party hereto designates by written notice to the Makers, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

                  (c) Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

                  (d) Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Note. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         This Note amends and restates in its entirety that certain Senior Secured Subordinated Promissory Note dated October 29, 1999 in the principal amount of $1,000,000.00 made by the Makers in favor of Lender.

                  IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Makers.




                                    FOCUS AFFILIATES, INC.


                                    By:
                                       -----------------------------------------
                                       Name
                                           ------------------------
                                       Title
                                            ----------------------



                                    INTELLICELL MERGER SUB, INC.


                                    By:
                                       -----------------------------------------
                                       Name
                                           ------------------------
                                       Title
                                            ----------------------

                             FOCUS AFFILIATES, INC.




                                       AND






                       CRITICAL CAPITAL GROWTH FUND, L.P.




                                WARRANT AGREEMENT





                            Dated as of July 14, 2000

         WARRANT AGREEMENT dated as of July 14, 2000 between FOCUS AFFILIATES, INC., a Delaware corporation (the "Company") and CRITICAL CAPITAL GROWTH FUND, L.P., a Delaware limited partnership (the "Holder").

                                   WITNESSETH:

         WHEREAS, the Holder and the Company have entered into an amended and restated loan and security agreement as of even date herewith (hereinafter the "Loan Agreement"), pursuant to which the Holder has made a loan in the principal amount of $1,750,000 to the Company (the "Loan"), as evidenced by a Senior Secured Promissory Note (the "Note"). In connection with the Loan, the Company has agreed to issue to the Holder warrants ("Warrants") to purchase 514,348 shares of the Company's common stock, par value $.01 per share ("Common Stock"), upon and subject to the terms and conditions of the Loan Agreement.

         NOW, THEREFORE, in consideration of the premises, the payment by the Holder to the Company of TWENTY FIVE ($25.00) DOLLARS, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

1. Grant and Vesting.

                  Section 1.1 Grant. The Holder is hereby granted the right to purchase, at any time from July 14, 2000 until 5:30 p.m., New York time, on July 14, 2005, up to 514,348 shares of Common Stock (subject to adjustment as provided in Section 8 hereof) (the "Total Warrants") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $.69 per share.

                  Section 1.2 Vesting. The Warrants shall vest and become exercisable in accordance with the following schedule, provided that, all Warrants shall terminate and become null and void upon the Expiration Date irrespective of the exercisability thereof:

                  (a) An aggregate of 150,000 Warrants shall vest and become exercisable by the Holder upon the date hereof and shall be exercisable until the date that is five years from the date hereof; and

                  (b) For each of the ensuing sixty (60) days following the date hereof that any portion of the Liabilities (as such term is defined in the Loan and Security Agreement relating to the
                  Loan) remain outstanding, 364,348 Warrants (representing the difference between the Total Warrants and 150,000) shall vest and be exercisable on an equal pro rata daily basis until an aggregate maximum number of Warrants equal to the Total Warrants vest and become eligible.

2. Warrant Certificates. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3. Exercise of Warrant.

         Section 3.1 Method of Exercise. The Warrants initially are exercisable at an initial exercise price per share of Common Stock set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices (presently located at 401 East Corporate Drive, Suite 220, Lewisville, TX
75057) the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock.

         Section 3.2 Exercise by Surrender of Warrant. (a) In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder of the Warrants shall have the right at any time and from time to time exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in
Section 3.1 in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 8.1 (vi) hereof) of the Common Stock less the Exercise Price and the denominator of which is such Market Price.

         (b) Solely for the purposes of this Section 3.2, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the arithmetic average of the Market Price for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event such issuance shall be made within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and the certificates representing the shares of Common Stock (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman of the Board of Directors or President or Chief Executive Officer of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

5. Restriction on Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof.

6. Exercise Price.

         Section 6.1 Initial and Adjusted Exercise Price. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be $.69 per share of Common Stock. The adjusted exercise price shall be the price, which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         Section 6.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7. Registration Rights.

         Section 7.1 Registration Under the Securities Act of 1933. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act") for public resale. Upon exercise, in part or in whole, of the Warrants, certificates representing the shares of Common Stock and any other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") for public resale, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

         Section 7.2 Piggyback Registration. If the Company proposes for any reason to register Primary Shares (as hereinafter defined) or Other Shares (as hereinafter defined) under the Act (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto) by filing a registration statement with the Commission at any time following the date hereof, it shall promptly give written notice to the Holder of its intention to so register such Primary Shares or Other Shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of any Holder to include in such registration Warrant Securities (which request shall specify the number of Warrant Securities proposed to be included in such registration), the Company shall use its best efforts to cause all such Warrant Securities of Holders delivering such notice to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Warrant Securities requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Warrant Securities and Other Shares proposed to be included in such registration shall be included in the following order:

         (a) if the Company proposes to register Primary Shares:

                  (i) first, the Primary Shares; and

                  (ii) second, the Warrant Securities and Other Shares requested to be included in such registration (or, if necessary, such Warrant Securities and Other Shares pro rata among the holders thereof based upon the number of Warrant Securities and Other Shares requested by each such holder); or

         (b) if the Company proposes to register Other Shares pursuant to a request for registration by the holders of such Other Shares:

                  (i) first, the Other Shares held by the parties demanding such registration;

                  (ii) second, the Warrant Securities and Other Shares (other than shares registered pursuant to Section 7.2(b)(i) hereof) requested to be registered by the holders hereof (or, if necessary, pro rata among the holders thereof based on the number of Warrant Securities and Other Shares requested to be registered by such holders); and

                  (iii) Third, the Primary Shares.

         For purposes hereof the term "Other Shares" means at any time those shares of Common Stock held by any person (or issuable upon exercise or conversion of any security held by such person) that do not constitute Primary Shares or Warrant Securities. The term "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

         Section 7.3 Demand Registration.

         (a) At any time following the date hereof, the Holder shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company after that date, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holder, in order to comply with the provisions of the Act, so as to permit a public offering and sale of its Warrant Securities for the earlier of (i) four years following the effectiveness of the registration statement or (ii) until all of the Warrant Securities are sold.

         (b) Notwithstanding the foregoing, the Company may delay the filing or effectiveness of any registration statement for a period of up to 90 days after the receipt of a demand for registration pursuant to subsection (a) above if at the time of receipt of such demand the Company is engaged, or has fixed plans to engage within 30 days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the Company may include Warrant Securities pursuant to Section 7.2;

         (c) Each holder of Warrant Securities, upon receipt of any notice from the Company of any event of the kind described in Section 7.4(i) hereof, shall forthwith discontinue disposition of the Warrant Securities pursuant to the registration statement covering such Warrant

Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.4(i) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Warrant Securities Shares at the time of receipt of such notice.

         Section 7.4 Covenants of the Company With Respect to Registration. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use commercially reasonable best efforts to file a registration statement within forty-five (45) days of receipt of any demand therefor, shall use commercially reasonable best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish the Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

         (b) The Company shall pay all costs (excluding any underwriting or selling commissions or other charges of any broker-dealer or any attorney or other person acting on behalf of Holder), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder, be liable for any and all loss of direct profit damages sustained by the Holder as a result of its inability to sell the Warrant Securities due to such failure (but excluding any indirect or consequential damages).

         (c) The Company will take all necessary action which may be reasonably required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of the states requested by the Holder.

         (d) The Company shall indemnify the Holder of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holder within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of

1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically for inclusion therein.

         (e) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (f) If the offering is underwritten, the Company shall furnish to the Holder participating in the offering and to each underwriter a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering; a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, are as customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offering of securities that utilize the particular form of registration statement which is then being utilized by the Company.

         (g) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration agreement.

         (h) The Company shall deliver promptly to the Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit the Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request as it deems necessary to comply with applicable securities laws or NASD rules.

         (i) The Company shall notify the Holders holding such Warrant Securities on a timely basis at any time when a prospectus relating to such Warrant Securities is required to be delivered under the Act within the appropriate period set forth in Section 7.3(a), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Holders, prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in light of the circumstances then existing.

8. Adjustments to Exercise and Number of Securities.

         8.1 Intentionally Omitted.

         Section 8.2 Intentionally Omitted

         Section 8.3 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         Section 8.4 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         Section 8.5 Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         Section 8.6 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

         Section 8.7 No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants.

                  (b) If the amount of said adjustment shall be less than 2 cents ($.02) per Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02) per Security; or

         Section 8.8 Dividends and Other Distributions. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or dividends in the form of warrants declared prior to the date hereof) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holder of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.8.

         Section 8.9 Put Rights. Notwithstanding anything to the contrary contained herein, during such period in which any Liabilities (as such term is defined in the Loan Agreement) remain outstanding under the Loan Agreement, upon the earlier to occur of (i) the occurrence of any SBA Put Event; or (ii) any time after July 14, 2005, Holder shall have the right to require the Company to repurchase the shares of Common Stock that have been issued upon exercise of the Total Warrants at a price equal to the Put Amount:

         For purposes hereof, an SBA Put Event is defined as: (i) a purchase, sale, merger, or recapitalization of the Company wherein a change of control or change in management occurs; (ii) the Company seeking, filing or otherwise obtaining bankruptcy law protections, or seeking or commencing a liquidation, dissolution or winding up; (iii) a public offering of the Company's securities; or (iv) the Company's material breach of the Loan Agreement.

         For purposes hereof, the Put Amount is defined as the greater of (a) the arithmetic average closing traded price of the Company's voting common stock for the 30 trading days ending the trading day immediately preceding the date of the Holder's Put election; (b) five (5) times the Company's most recent fiscal year consolidated Earnings Before Interest, Taxes, Rents, Depreciation and Amortization per share of Common Stock outstanding; and (c) $1.00.

9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its commercially reasonable best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

12. Notice to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other manner, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchange for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give notice to the Holder of such event at least fifteen (15) days prior to the date fixed as a record date or the date of the closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

13. Notices.

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                 (a) If to the Holder, 90 Park Avenue, 39th Floor, New York, New York 10016 as shown on the books of the Company; or

                 (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holder.

14. Supplements and Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of kind or character on the part of each Company or the Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

16. Governing Law; Submission to Jurisdiction. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all the purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

         The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.

The Company, and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address as set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

17. Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Warrant Agreement. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

18. Entire Agreement; Modification. This Agreement and the Loan Agreement (to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder.

22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

[SEAL]
                            FOCUS AFFILIATES, INC.


                                  By:

                                     Name:  Michael S. Hedge
                                     Title: Chief Executive Officer

Attest:



Secretary

                            CRITICAL CAPITAL GROWTH FUND, L.P.

                                  By:    Critical Capital L.P.
                                  Its:   General Partner

                                         By:      Critical Capital Corporation
                                         Its:     Managing General Partner

                                         By:
                                                  -----------------------------
                                                  Steven B. Sands
                                         Its:     Chairman

                                   EXHIBIT A-1

                           FORM OF WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. CC-2

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that Critical Capital Growth Fund, L.P., or registered assigns, is the registered holder of a Warrant to purchase initially, at any time from July 14, 2000, until July 14, 2005 ("Expiration Date"), up to 514,348 fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock") of Focus Affiliates, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.69 per share of Common Stock, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of July 14, 2000 between the Company and Critical Capital Growth Fund, L.P. (the "Warrant Agreement"). The Warrants shall vest as follows: (a) An aggregate of 150,000 Warrants shall vest and become exercisable upon the date hereof and shall be exercisable until the Expiration Date and (b) For each of the ensuing sixty (60) days following the date hereof that any portion of the Liabilities (as such term is defined in the Loan and Security Agreement relating to the Loan) remain outstanding, 6,072 Warrants shall vest on a daily basis and be exercisable until the Expiration Date until an aggregate maximum number of Warrants equal to the Total Warrants vest. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company unless the Warrant represented hereby is surrendered in exchange for exercise as permitted and provided for in the Warrant Agreement.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax in other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings to them in the Warrant Agreement.

                       THIS PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be duly executed under its corporate seal.

Dated as of July 14, 2000

                                     Focus Affiliates, Inc.



[SEAL]                               By:
                                        ----------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------
Attest:



Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock and herewith tenders in payment for such Securities a certified or official bank check payable in New York Clearing House Funds to the order of ____ in the amount of $____, all in accordance with the terms hereof. The undersigned requests that a certificate for such Securities be registered in the name of ___ whose address is ___ and that such Certificate be delivered to ___ whose address is ___.

                                        Signature
                                                 -------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock in accordance with the terms of Section 3.2 of that certain Warrant Agreement dated as of July 14, 2000 between Focus Affiliates, Inc. and Critical Capital Growth Fund, L.P.. The Undersigned requests that a certificate for such Securities be registered in the name of ___________ whose address is ___________ and that such Certificate be delivered to __________ whose address is _________.

                                        Signature
                                                 -------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        ----------------------------------------
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

         (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

         FOR VALUE RECEIVED ______________ here sells, assigns and transfers unto _______________________________


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                           Signature:
       --------------------


                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of the
                                              Warrant Certificate.)

                                              (Insert Social Security or other
                                              Identifying Number of Assignee)

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. CC-2

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that Critical Capital Growth Fund, L.P., or registered assigns, is the registered holder of a Warrant to purchase initially, at any time from July 14, 2000, until July 14, 2005 ("Expiration Date"), up to 430,360 fully-paid and non-assessable shares of common stock, $.01 par value ("Common Stock") of Focus Affiliates, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.69 per share of Common Stock, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of July 14, 2000 between the Company and Critical Capital Growth Fund, L.P. (the "Warrant Agreement"). The Warrants shall vest as follows: (a) An aggregate of 150,000 Warrants shall vest and become exercisable upon the date hereof and shall be exercisable until the Expiration Date and (b) For each of the ensuing sixty (60) days following the date hereof that any portion of the Liabilities (as such term is defined in the Loan and Security Agreement relating to the Loan) remain outstanding, 4,673 warrants shall vest on a daily basis and be exercisable until the Expiration Date until an aggregate maximum number of Warrants equal to the Total Warrants vest. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company unless the Warrant represented hereby is surrendered in exchange for exercise as permitted and provided for in the Warrant Agreement.

                  No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax in other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of July 14, 2000

                                           Focus Affiliates, Inc.



[SEAL]                                     By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                      --------------------------

Attest:



Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such Securities a certified or official bank check payable in New York Clearing House Funds to the order of ______________ in the amount of $____, all in accordance with the terms hereof. The undersigned requests that a certificate for such Securities be registered in the name of _____________ whose address is _____________ and that such Certificate be delivered to _____________ whose address is _____________.


                                     Signature
                                               ---------------------------------
                                     (Signature must conform in
                                     all respects to name of
                                     holder as specified on the
                                     face of the Warrant
                                     Certificate.)


                                     -------------------------------------------
                                     (Insert Social Security or Other
                                     Identifying Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]


                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____ shares of Common Stock in accordance with the terms of Section 3.2 of that certain Warrant Agreement dated as of July 14, 2000 between Focus Affiliates, Inc. and Critical Capital Growth Fund, L.P.. The Undersigned requests that a certificate for such Securities be registered in the name of _____________ whose address is _____________ and that such Certificate be delivered to _____________ whose address is _____________.

                                  Signature
                                            ------------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                                  ----------------------------------------------
                                  (Insert Social Security or Other Identifying
                                  Number of Holder)

                              [FORM OF ASSIGNMENT]

                  (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED ________________ here sells, assigns and transfers unto ________________


                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                 Signature:
       -----------


                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant Certificate.)



                                                (Insert Social Security or other
                                                Identifying Number of Assignee)

                               GUARANTEE AGREEMENT

                  GUARANTEE, dated as of July 14, 2000 (this "Guarantee"), by Michael Hedge and Mark Fruehan (collectively the "Guarantors"), in favor of Critical Capital Growth Fund, L.P., a Delaware limited partnership ("the "Lender"), issued pursuant to the Amended and Restated Loan and Security Agreement dated July 12, 2000 (the "Agreement") by and among Focus Affiliates, Inc. ("Focus") and any subsidiaries formed or acquired by Focus (including without limitation, Intellicell Merger Sub, Inc. (collectively, the "Borrower") and Lender.

                                   WITNESSETH:

                  WHEREAS, pursuant to the terms of the Agreement, Lender has agreed to increase the principal amount of the Loan to an amount of $1,750,000; and

                  WHEREAS, a condition precedent to Lender agreeing to execute and deliver the Agreement is the execution and delivery by the Guarantors of this Guarantee; and

                  WHEREAS, Guarantors expressly acknowledge good and valuable consideration for furnishing this Guaranty based on the benefits such Guarantors are deriving from the Agreement that Lender is executing and delivering; and

                  WHEREAS, all terms defined in the Agreement and used herein shall have the meanings therein defined, except where otherwise defined herein or where the context otherwise requires, and as used herein the term "Agreement" includes such documents and instruments as the same may from time to time be amended, supplemented, restated, extended or otherwise modified.

                  NOW, THEREFORE, in consideration of the premises and to induce the Lender to execute and deliver to the Borrower the Agreement, the Guarantors hereby agree with the Lender as follows:

         1. Each of the Guarantors hereby irrevocably, absolutely and unconditionally and on a joint and several basis, guarantee to Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all Liabilities of the Borrower to Lender under, by reason of, or pursuant to the Agreement. Each of the Guarantors represent and warrant to Lender that this guarantee is a valid and binding obligation of such Guarantors and is enforceable against each of them in accordance with its terms. Notwithstanding anything contained herein the foregoing guarantee shall only be operative in the event a state of facts exists in the reasonable judgment of the Lender that the Borrower or any of its officers, employees, directors, agents or affiliates (i) diverts, converts or misappropriates, from the Lender any Collateral that consists of cash or the proceeds of any Collateral that consists of cash without Lender's prior written consent or (ii) diverts, converts or misappropriates, from the Lender any non-cash Collateral pursuant to instructions given to them by either of the Guarantors to take such action, without Lender's prior written consent (the occurrence of either of such events is hereinafter referred to as a "Guarantee Event").

         2. If the Borrower fails for any reason whatsoever punctually to perform the Liabilities, Guarantors shall cause each and every such Liability to be satisfied and performed as if Guarantors instead of the Borrower were the primary obligor of the Borrower's obligations under the Agreement. If the Borrower fails for any reason to perform or repay promptly any Liability after expiration of any explicitly applicable cure periods under the Agreement, Guarantors shall, upon demand by Lender, cause such Liabilities to be performed or, if specified by Lender, provide sufficient immediately available funds for the prompt, full and faithful performance of such Liabilities to Lender or to such other party as Lender shall designate in writing.

         3. If any payment received by Lender pursuant to the provisions of the Agreement shall, on the subsequent bankruptcy, insolvency, or other similar event applying to the Borrower, be avoided or set aside under any laws relating to bankruptcy, insolvency, or other such similar event, such payments shall expressly not be considered as discharging or diminishing the liability of Guarantors and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Borrower to Lender and Guarantors shall indemnify Lender in respect thereof.

         4. Subject to the terms of Section 1 hereof, Guarantors hereby agree that their obligations under this Guarantee shall be unconditional and irrevocable and that Guarantors shall be fully liable in respect of the Liabilities, whether or not any action has been taken to enforce the same or any judgment obtained against the Borrower, whether or not any time or indulgence has been granted to the Borrower by or on behalf of Lender and whether or not there have been any dealings or transactions between the Borrower and Lender.

         5. Guarantors hereby waive diligence, presentment, demand of payment, filing or claims with a court in any jurisdiction in the event of dissolution, liquidation, merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to the Agreement and all demands whatsoever and hereby covenants that this Guarantee shall be a continuing guarantee which will not be discharged except by complete performance of the obligations of Guarantors contained in this Guarantee.

         6. Guarantors hereby agree that they will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lender as contemplated thereby.

         7. This Guarantee may not be amended orally.

         8. This Guarantee shall be governed by the laws of the State of New York (regardless of any determination made under the conflicts of laws principles of New York or any other jurisdiction). The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personam jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) waive any objection they it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Guarantee. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

         9. This Guarantee shall expire and be rendered null and void upon Borrower's repayment in full of the Liabilities. In addition, to the extent a particular Guarantor is no longer employed or retained by Focus, this Guarantee shall only be enforceable against such Guarantor for Guarantee Events alleged to have occurred during the period in which such Guarantor was employed or retained.

EXECUTED as of July 14, 2000.


-----------------------------
Michael Hedge


-----------------------------
Mark Fruehan

STATE OF                   )
                           )
COUNTY OF                  )



         On the 14th day of July 2000, before me personally appeared Michael Hedge and Mark Fruehan, to me known, who, being by me duly sworn, signed deponent's name to the foregoing guarantee.


                                                          ----------------------
                                                               Notary Public


3